ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Escrow Agreement") is made this 20th day of June 2000, by and among DELANET, INC., a Delaware corporation ("DelaNet"), FRONTLINE COMMUNICATIONS CORP., a Delaware corporation (the "Frontline"), and RICHARDS, LAYTON & FINGER, P.A., as escrow agent ("Escrow Agent").


                                    RECITALS

     WHEREAS, DelaNet and Frontline are parties to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of June 20, 2000, between DelaNet and Frontline, whereby DelaNet has agreed to sell its assets to Frontline in exchange for the consideration provided therein, including, without limitation, the depositing of $250,000 cash into escrow pursuant to the terms provided herein and pursuant to Section 1.5 of the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises herein contained, and in reliance on the mutual representations, covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Definitions: Terms used herein without definition shall have the meanings ascribed in the Asset Purchase Agreement.

     2. Designation As Escrow Agent. Subject to the terms and conditions hereof, DelaNet and Frontline hereby appoint Escrow Agent as Escrow Agent and Escrow Agent hereby accepts such appointment.

     3. Deposit of $250,000 with Escrow Agent. Upon execution of this Escrow Agreement, Frontline shall deposit $250,000 cash (the "Escrow Fund") with the Escrow Agent, and the Escrow Agent shall hold the Escrow Fund upon the terms and conditions set forth in this Escrow Agreement and shall not deliver Escrow Fund except as provided herein.

     4. Closing.

          a. On the ninetieth (90th) day following the date first written above, a duly authorized officer of Frontline shall certify as to the number of Internet Service Subscribers (as defined in the Asset Purchase Agreement) as of such date;

          b. To the extent that on the ninetieth (90th) day following the date first written above, pursuant to the certificate provided in subsection 4a., the number of Internet Service Subscribers (as defined in the Asset Purchase Agreement) attributable to the assets of DelaNet transferred to Frontline pursuant to the Asset Purchase Agreement is less than 9,250, the Escrow Agent shall deliver to Frontline at the address provided in Section 6, out of the Escrow Fund, $150 for each internet subscriber less than 9,250; and

          c. To the extent that after the application of subsections 4a. and 4b. above, and upon the ninety-first (91st) day following the date first written above, there remains amounts in the Escrow Funds, the Escrow Agent shall deliver to DelaNet at the address provided in Section 6, all amounts remaining in the Escrow Fund.

     5. Authority of Escrow Agent and Limitation of Liability.

          a. In acting hereunder, Escrow Agent shall have only such duties as are specified herein and no implied duties shall be read into this Escrow Agreement, and Escrow Agent shall not be liable for any act done, or omitted to be done, by it in the absence of its gross negligence or wilful misconduct.

          b. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

          c. Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

          d. Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent's sole and absolute judgement could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory. DelaNet and Frontline shall, on an equal basis, compensate Escrow Agent for its services hereunder and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 5 shall be payable by DelaNet and Frontline, upon demand by Escrow Agent. The obligations of DelaNet and Frontline under this Section 5 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

          e. Notwithstanding anything contained herein to the contrary, in the event instructions are given, whether in writing, by telecopier or otherwise, Escrow Agent is authorized (but not required) to seek confirmation of such instructions by telephone call-back, and Escrow Agent may rely upon the confirmations of anyone purporting to be such person or persons. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

          f. DelaNet and Frontline agree to indemnify Escrow Agent and hold it harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and other


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

     expenses, fees or charges of any character or nature, including, without limitation, attorney's fees and expenses, which Escrow Agent may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Escrow Agreement or arising out of the existence of the Escrow Fund, except to the extent the same shall be caused by Escrow Agent's gross negligence or wilful misconduct. The terms of this paragraph shall survive termination of this Escrow Agreement.

          g. If at any time there shall exist any  dispute  with  respect to the holding, delivery or presentment of the Escrow Fund or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of the Escrow Fund or Escrow Agent's proper actions with respect to its obligations hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

               i. suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed in writing by DelaNet and Frontline; or

               ii. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, the Escrow Fund, after deduction and payment to Escrow Agent of all reasonable fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

     Escrow Agent shall have no liability to the parties hereto or to any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in or with respect to any action required or requested of Escrow Agent.

     6. Notices. Except as otherwise herein provided, any notice, instruction or instrument to be delivered hereunder shall be in writing and shall be effective upon receipt at the addresses set forth below or at such other address specified in writing by the addressee, or if to Escrow Agent, upon receipt via facsimile or telecopier transmission, at the number set forth below, or at such other number specified by Escrow Agent.

          If to DelaNet:

          DelaNet, Inc.
          262 Quigley Boulevard
          New Castle, Delaware  19720


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

          If to Frontline:

          Frontline Communications Corp.
          One Blue Hill Plaza
          Suite 1548
          Pearl River, New York 10965

          If to Escrow Agent:

          Richards Layton & Finger, P.A.
          One Rodney Square
          10th & King Streets
          Wilmington, Delaware 19899
          Attn.: Gregory V. Varallo, Esquire
          Fax:   302-658-6548

     7. Termination. This Escrow Agreement shall terminate automatically without further action upon the to occurence of the following:

          a. Ninety-First (91st) day after the Closing Date; and

          b. The full distribution of the Escrow Fund pursuant to the terms hereof.

     8. Governing Law. This is a Delaware contract and shall be governed by substantive Delaware law in all respects without regard to conflict of law provisions thereof.

     9. Counterparts. This Escrow Agreement may be executed by different parties in multiple counterparts, and/or by facsimile, and each such counterpart shall be deemed an original, all of which, when taken together, shall constitute but one and the same assignment.

     10. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by DelaNet, Frontline and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

     11. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

     12. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the holding and delivery of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.


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

     13. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of, and be enforceable by the respective heirs, successors and assigns of the parties hereto.


                            [SIGNATURE PAGE FOLLOWS]


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

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Escrow Agreement as of the day and year first written above.



                                                DELANET, INC.



                                                By:
                                                   -----------------------------
                                                Name: Mike L. Brown
                                                Title: President


                                                FRONTLINE COMMUNICATIONS CORP.


                                                By:
                                                   -----------------------------
                                                Name: Stephen J. Cole-Hatchard
                                                Title: President


                                                RICHARDS, LAYTON & FINGER, P.A.
                                                (As Escrow Agent)


                                                By:
                                                   -----------------------------
                                                Name: Gregory V. Varallo, Esq.



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